Exhibit 3.1.25

ARTICLES OF INCORPORATION

(PURSUANT TO NRS 78)

1.	Name of Corporation	NCOP VI, Inc.

2.	Resident Agent Name and Street Address:	Nevada Incorporators and Registration Service, LLC. 3993 Howard Hughes Parkway, Suite 460 Las Vegas, NEVADA 89109

3.	Shares:	Number of shares with par value 1,000	Par Value $1.00	Number of shares with out par value

4.	Names, Addresses, Number of the Board of Directors/Trustees:	The First Board of Directors/Trustees shall consist of 5 members whose names and addresses are as follows:

1.	Michael J. Barrist 507 Prudential Road, Horsham, PA 19044

2.	Michael B. Meringolo 507 Prudential Road, Horsham, PA 19044

3.	Joshua Gindin 507 Prudential Road, Horsham, PA 19044

5.	Purpose	The purpose of this corporation shall be: To purchase and/or service receivables & to engage in any other lawful business.

6.	Names, Addresses and Signatures of Incorporators:	Richard J. Palmer 1804 Washington Blvd. Dept 200 Baltimore, MD 21230	Signature:	/s/ Richard J. Palmer

8.	Certificate of Acceptance of Appointment of	I,hereby accept appointment as Resident Agent for the above named corporation
	Resident Agent:	/s/ Joseph L. Lindsay Signature of Resident Agent		11-13-03 Date

EXHIBIT A

TO THE

ARTICLES OF INCORPORATION

OF NCOP VI, INC.

DIRECTORS

Name	Address
Richard J. Palmer	1804 Washington Blvd., Dept. 200 Baltimore, Maryland 21230

Joseph L. Lindsay	3993 Howard Hughes Parkway Suite 460 Las Vegas, Nevada 89109